EXHIBIT 2
                                                                      ---------


Cameron 1 S.a.r.l.
5, Place du Theatre
L 2613 Luxembourg


Attention:  Mrs. Emanuela Brero

Ladies and Gentlemen:


         Each of the stockholders listed on Schedule I to this letter agreement (individually, a "STOCKHOLDER," and together, the "STOCKHOLDERS") understands that Cameron 1 S.a.r.l., a Luxembourg company ("PARENT"), Cameron Acquisitions Corporation, a Delaware corporation ("MERGER SUB") and Samsonite Corporation, a Delaware corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger, dated as of July 5, 2007 (as it may be from time to time amended, the "MERGER AGREEMENT"), providing for, among other things, a merger of Merger Sub with and into the Company (the "MERGER"), in which all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") (other than shares of Company Common Stock held in treasury or as to which appraisal rights shall have been perfected) will be cancelled and converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

         Each of the Stockholders acknowledges that as a condition to entering into the Merger Agreement, Parent has required that each of the Stockholders enter into this letter agreement and, in order to induce Parent to enter into the Merger Agreement, each of the Stockholders is willing to enter into this letter agreement.

         Each of the Stockholders confirms such Stockholder's agreement with Parent, and Parent confirms its agreement with each of the Stockholders, as follows:

         1.       Each  of  the  Stockholders   represents  and  warrants  that
Schedule I to this letter agreement sets forth the number of shares of Company Common Stock (the "SHARES") of which such Stockholder is the record owner as of the date hereof. Each Stockholder represents and warrants that, as of the date of this letter agreement, such Stockholder owns the Shares set forth opposite such Stockholder's name on Schedule I to this letter agreement free and clear of all Liens and all voting agreements and commitments of every kind, other than the Stockholders' Agreement, dated as of July 31, 2003 (the "STOCKHOLDERS AGREEMENT"), by and among the Company and the parties thereto. Each Stockholder further represents and warrants that such Stockholder has the power to vote all

Cameron 1 S.a.r.l.
July 5, 2007


Shares set forth opposite such Stockholder's name on Schedule I to this letter agreement without restriction and that no proxies through and including the date hereof given in respect of any or all of such Shares are irrevocable and that any such proxies have been revoked.

         2. Each Stockholder agrees that such Stockholder will not, directly or indirectly, sell, transfer, assign, pledge, encumber or otherwise dispose of any of such Stockholder's Shares, or any interest therein, or any voting rights with respect thereto or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than (a) pursuant to the Merger or (b) with the prior written consent of Parent.

         3. Each Stockholder agrees that, immediately following the execution and delivery of this Agreement, it will consent to the adoption of the Merger Agreement and the Merger in accordance with Section 251(c) of the General Corporation Law of the State of Delaware by delivering to the Company a Principal Stockholder Consent in the form of Exhibit A hereto, which consent shall be executed by the record holder(s) of the Shares listed opposite such Stockholder's name on Exhibit A. Subject to Section 9 below, upon Parent's request each Stockholder will promptly deliver to the Company an additional Principal Stockholder Consent dated as of such later date the additional
Principal Stockholder consent is granted. The Principal Stockholder Consent shall be coupled with an interest and shall be irrevocable, except as provided in Section 9 below.

         4. If for any reason there is a meeting of the stockholders of the Company on or prior to the Effective Time, at such meeting and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder irrevocably agrees to vote such Stockholder's Shares or to cause such Stockholder's Shares to be voted against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other business combination involving the Company, (ii) any Company Alternative Proposal and (iii) to the extent that any of the following actions require a stockholder vote pursuant to applicable Law, any proposal, transaction, agreement, amendment of the Company's certificate of incorporation or by-laws or other action that is intended to or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage consummation of the Merger or that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement. Any such vote shall be cast (or consent shall be given) by such Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Each Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal under Section 262 of the Delaware General Corporation Law, any dissenters' rights and any similar rights relating to the Merger that such

Cameron 1 S.a.r.l.
July 5, 2007



Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

         5. EACH STOCHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMIATION DATE, AS DEFINED BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTIONS 3 AND 4 OF THIS LETTER AGREEMENT, EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES AND PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECTTO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

         6. Each Stockholder agrees that such Stockholder will not, and will cause its respective Representatives not to, directly or indirectly, (i) initiate, solicit, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Company Alternative Proposal, (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Company Alternative Proposal or in response to any inquiries or proposals that would reasonably be expected to lead to any Company Alternative Proposal, or (iii) engage in discussions with any person with respect to any Company Alternative Proposal, except to notify such person as to the existence of the provisions of this Section 6 of this letter agreement, in each case. Each Stockholder shall immediately terminate, and shall cause its respective Representatives to immediately terminate, all discussions or negotiations, if any, that are ongoing as of the date hereof with any person with respect to a Company Alternative Proposal.

         7. Each Stockholder represents and warrants (a) that such Stockholder has duly authorized and executed this letter agreement and has all necessary power and authority to enter into this letter agreement; and (b) that, except as disclosed by Stockholder to Parent in writing, such Stockholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger; and (c) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is such Stockholder's legal, valid and binding agreement and is enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws

Cameron 1 S.a.r.l.
July 5, 2007


affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

         8. Each Stockholder further represents and warrants that, as of the date hereof, the execution and delivery of this letter agreement by such Stockholder do not, and the performance of its obligations under this letter agreement and the consummation of the transactions to be consummated by him as contemplated hereby shall not, (a) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which its Shares are bound or affected, (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares are bound or affected, and (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity or official except for (i) applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this letter agreement.

         9. This letter agreement and all obligations of the parties hereunder shall automatically terminate and the written consent of the stockholders shall be automatically revoked upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated as a result of breach of this letter agreement),
(b) the Effective Time and (c) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount of the Merger Consideration payable in the Merger or delay the consummation of the Merger by more than five (5) Business Days, unless consented to in writing by each Stockholder; provided, however, (i) that Sections 9, 11, 12, 13, 14, 15 and 16 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any obligation for any breach of this letter agreement occurring prior to such termination.

         10. Each of the parties hereto has approved the entry into this letter agreement and the consummation of the transactions contemplated by the Merger Agreement for the purposes of Section 2.6(b) of the Stockholders Agreement.

         11. Notwithstanding anything contained in this letter agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and the Shares owned by such Stockholder. Each Stockholder is entering into this letter agreement solely in its capacity as record holder or beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions

Cameron 1 S.a.r.l.
July 5, 2007


taken by any employee, officer, director, partner or other affiliate of such Stockholder, in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company).

         12. This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

         13.      Each of the parties hereto  unconditionally  and  irrevocably
(a) consents to submit itself to the jurisdiction of any federal or state court located in the State of Delaware ("DELAWARE COURT") in the event of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this letter agreement, or the breach, termination or validity thereof, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Delaware Court and irrevocably waives any objections which it may have now or in the future to the jurisdiction of any Delaware Court including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum, and (c) agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than a Delaware Court, except for an action to enforce an order or judgment of a Delaware Court.

         14. Each party to this letter agreement recognizes and acknowledges that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach, the aggrieved party shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any federal or state court located in the State of Delaware. For the avoidance of doubt each of Stockholders acknowledges that the payment to Parent of any termination fee under the Merger Agreement in a case where the Merger Agreement has been terminated as a result of a breach of this letter agreement by a Stockholder shall not excuse or in any way limit Parent's right to equitable and/or legal remedies against any Stockholder under this letter agreement for such Stockholder's breach of this letter agreement. The obligations of each of the Stockholders are several, not joint.

         15. Each party to this letter agreement hereby irrevocably waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement or any of the transactions contemplated by this letter agreement or the actions of any other party to this letter agreement in the negotiation, administration, performance and enforcement hereof.

Cameron 1 S.a.r.l.
July 5, 2007


         16.      The   effectiveness   of  this  letter   agreement  shall  be
conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

         17. Each Stockholder agrees that this letter agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, as applicable.

         18. Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares of any Stockholder. All rights, ownership and economic benefits of and relating to the Shares of any Stockholder shall remain vested in and belong to such Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of such Stockholder's Shares, except as otherwise expressly provided herein.

         Please confirm that the foregoing correctly states the understanding between each Stockholder and you by signing and returning to us a counterpart hereof.

                                    Very truly yours,



Confirmed as of the date
first above written:

Cameron 1 S.a.r.l.

By:  /s/ Alberto Morano
     ------------------------
     Name:  ALBERTO MORANO
     Title:  ATTORNEY-IN-FACT

         Please confirm that the foregoing correctly states the understanding between each Stockholder and you by signing and returning to us a counterpart hereof.

                                    Very truly yours,

DATED:  July 5, 2007

                                    ARES CORPORATE OPPORTUNITIES FUND, L.P.

                                    By:  ACOF Operating Manager, L.P.
                                    Its:  Manager
                                    By:  Ares Management, Inc.
                                    Its:  General Partner



                                    By:     /s/ David B. Kaplan
                                        ----------------------------------------
                                    Name:   DAVID B. KAPLAN
                                    Title:  VICE PRESIDENT


                                    ARES LEVERAGED INVESTMENT FUND, L.P.

                                    By:  Ares Management, L.P.
                                    Its:  General Partner



                                    By:     /s/ David A. Sachs
                                        ----------------------------------------
                                    Name:   DAVID A. SACHS
                                    Title:  VICE PRESIDENT


                                    ARES LEVERAGED INVESTMENT FUND, L.P.

                                    By:  Ares Management II, L.P.
                                    Its:  General Partner




                                    By:     /s/ David A. Sachs
                                        ----------------------------------------
                                    Name:   DAVID A. SACHS
                                    Title:  VICE PRESIDENT

         Please confirm that the foregoing correctly states the understanding between each Stockholder and you by signing and returning to us a counterpart hereof.

                                    Very truly yours,

DATED:  July 5, 2007

                                    BAIN CAPITAL (EUROPE) LLC

                                    By:
                                    Its:




                                    By:  /s/ Michel Plantevin
                                         ------------------------------
                                    Name:   MICHEL PLANTEVIN
                                    Title:  A DULY AUTHORIZED SIGNATORY

         Please confirm that the foregoing correctly states the understanding between each Stockholder and you by signing and returning to us a counterpart hereof.

                                    Very truly yours,

DATED:  July 5, 2007

                                    ONTARIO TEACHERS' PENSION PLAN BOARD


                                    By:   /s/ Lee Sienna
                                          -------------------------------
                                    Name:   LEE SIENNA
                                    Title:  VICE-PRESIDENT

                                   SCHEDULE I

STOCKHOLDER NAME AND ADDRESS               SHARES HELD OF RECORD     NUMBER CERTIFICATED SHARES
----------------------------               ---------------------     --------------------------
Ares Corporate Opportunities Fund, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, California                        182,280,641                  180,880,641

Ares Leveraged Investment Fund, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, California                        66,667,179

Ares Leveraged Investment Fund II, L.P.
1999 Avenue of the Stars
Suite 1900                                     25,112,027
Los Angeles, California

Bain Capital (Europe) L.P.
c/o Bain Capital Investors, LLC
111 Huntington Avenue                          179,006,708                  179,006,708
Boston, Massachusetts 02199

Ontario Teachers' Pension Plan Board
5650 Yonge Street, 5th Floor                   179,006,708                  179,006,708
Toronto, Ontario M2M 4H5

                                   EXHIBIT A


                        WRITTEN CONSENT OF STOCKHOLDERS


                                       OF


                             SAMSONITE CORPORATION


         The Undersigned, being stockholders of Samsonite Corporation, a Delaware corporation (the "Company"), acting pursuant to the provisions of
Section 228 of the Delaware General Corporation Law and the Company's bylaws, hereby adopts the following recitals and resolution by written consent in lieu of a meeting:


         WHEREAS, there has been presented to the undersigned stockholders of the Company and Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Cameron 1 S.a.r.l., a Luxembourg company ("Parent"), and Cameron Acquisitions Corporation, a Delaware corporation ("Merger Sub"), which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the "Merger");


         WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the "Stockholders") will be entitled to receive $[ ] for each share of common stock of the Company held by them at the effective time of the Merger;


         WHEREAS, the board of directors of the Company has approved and adopted the Merger Agreement and the Merger and has resolved to recommend that the Stockholders approve and adopt the Merger Agreement and the Merger (the "Recommendation"), and such Recommendation has not been withdrawn; and


         WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders o the Company is required pursuant to Section 251 of the Delaware General Corporation Law before the Company may effect the Merger.


         NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders, in their capacity as stockholder of the Company, hereby adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger;

         FURTHER RESOLVED, that the Merger Agreement and the Merger be, and hereby are, consented to, approved and adopted in all respects without a meeting, without prior notice and without a vote; and


         FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument and that this written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.


         This Written Consent is coupled with an interest and is irrevocable, except to the extent provided in Section 9 of the Written Consent and Voting Agreement entered into on July 5, 2007 between the Stockholders.


         IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent effective as of the last date set forth below.


         DATED: July 5, 2007





                                    [STOCKHOLDER]

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: